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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


SUBSIDIARY                                DBA                        JURISDICTION OF INCORPORATION
----------                                ---                        -----------------------------
Alaska Communications Systems Holdings,                              Delaware
  Inc.
ALEC Acquisition Sub Corp.                                           Delaware
ACS of the Northland, Inc.                ACS, ACS Local Service     Alaska
ACS of Alaska, Inc.                       ACS, ACS Local Service     Alaska
ACS of Fairbanks, Inc.                    ACS, ACS Local Service     Alaska
ACS of Anchorage, Inc.                    ACS, ACS Local Service     Delaware
ACS Wireless, Inc.                                                   Alaska
ACS Long Distance, Inc.                   ACS, ACS Long Distance     Alaska
ATU LD License Sub, Inc.                                             Delaware
ATU Communications, Inc.                                             Alaska
Pacific Telecom of Alaska PCS, Inc.                                  Alaska
Peninsula Cellular Services, Inc.                                    Alaska
ACS Television, LLC                                                  Utah
ACS Internet, Inc.                                                   Delaware
ACS Messaging, Inc.                                                  Alaska
ACS Infosource, Inc.                                                 Alaska
ACS of Alaska License Sub, Inc.                                      Alaska
ACS of the Northland License Sub, Inc.                               Alaska
ACS of Fairbanks License Sub, Inc.                                   Alaska
ACS of Anchorage License Sub, Inc.                                   Alaska
ACS Wireless License Sub, Inc.                                       Alaska
ACS Long Distance License Sub, Inc                                   Alaska
ACS Television License Sub, Inc                                      Alaska


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